                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                February  27, 2003
                                                     Contact:  Rosemarie Faccone
                                                               732-577-9996

               MONMOUTH REAL ESTATE INVESTMENT CORPORATION PLACES
               1,257,253 SHARES WITH PALISADE CONCENTRATED EQUITY
                        PARTNERSHIP, L.P. FOR $8,324,901

          FREEHOLD,  NJ,  February  27,   2003...........Monmouth   Real  Estate
Investment Corporation  (NASDAQ/NMS:MNRTA) today announced the private placement of 1,257,253  shares with Palisade  Concentrated  Equity  Partnership,  L.P. for consideration  of  $8,324,901  or $6.6215 a share.  The  proceeds of the private placement  will be used for working  capital and will  initially  be used to pay down the Company's outstanding credit facility.

          Eugene W. Landy, President, stated that "MNRTA is very pleased to have an  institutional  shareholder  of the caliber of Palisade  Concentrated  Equity
Partnership,   L.P.   MNRTA  is  now   approaching   the  $100  million   market
capitalization milestone. When MNRTA reaches that milestone, management believes that  MNRTA  will be  eligible  for  inclusion  in  various  REIT  index  funds.
Management   also  believes  that  its  larger  size  will  attract   additional
institutional investor interest."

          Monmouth Real Estate  Investment  Corporation,  which was organized in
1968,  is  a  publicly-owned   real  estate  investment  trust  specializing  in
net-leased  industrial  properties  to  credit  tenants.  The  Company's  equity portfolio consists of thirty-one  industrial  properties and one shopping center located in New Jersey, New York, Connecticut,  Maryland, Michigan,  Mississippi,
Missouri,  Massachusetts,  Iowa,  Illinois,  Nebraska,  North Carolina,  Kansas,
Pennsylvania,  Florida,  Virginia, Ohio, Wisconsin and Arizona. In addition, the
Company owns a portfolio of REIT securities.

                                     # # # #